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                                                                EXHIBIT 99.B18


                      [GODFREY & KAHN, S. C. LETTERHEAD]





                              February 23, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Strong Conservative Equity Funds, Inc.


Gentlemen:

        We represent Strong Conservative Equity Funds, Inc.
(the "Company"), in connection with its filing of Post-Effective Amendment No. 7 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-61358; 811-7656) on Form N-lA under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                              Very truly yours,

                              GODFREY & KAHN, S.C.

                          /s/ Scott A. Moehrke

                              Scott A. Moehrke